Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Largo Inc.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/16/2024
Reporting Entity ESTMA Identification Number	E966576		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ernest Cleave				Date	5/16/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Largo Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E966576
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	Government of Brazil	National Department of Mineral Production		1,060,000						1,060,000	See Additional Notes 1
Brazil	Government of Brazil	Federal Revenue of Brazil	1,690,000							1,690,000	See Additional Notes 1
Additional Notes:	1. Payments denominated in Brazilian Reais were translated to USD at the 2023 annual average exchange rate of 0.2003.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Largo Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E966576
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Brazil	Maracás Menchen Mine	1,690,000	1,060,000						2,750,000	See Additional Notes 1

Additional Notes[3]:	1. Payments denominated in Brazilian Reais were translated to USD at the 2023 annual average exchange rate of 0.2003.